ROBERT J. MCALLISTER AGENCY, INC.
ATTN:	Sheila McAndrews
15 GARRETT AVENUE
ROSEMONT, PA 19010

INSURED:	ACP STRATEGIC OPPORTUNITIES FUND II, LLC
PRODUCT:	DFIBond
POLICY NO:	82047611
TRANSACTION:	ENDT

				FEDERAL INSURANCE COMPANY
				Endorsement No.: 5 Bond
				Bond Number:	82047611
NAME OF ASSURED: ACP STRATEGIC OPPORTUNITIES FUND II, LLC

EXTENDED BOND PERIOD ENDORSEMENT
It is agreed that this Bond is amended by deleting ITEM 1. of the DECLARATIONS and substituting the following:
ITEM 1.	BOND PERIOD:	from	12:01 a.m. on	June 15, 2013
		to	12:01 a.m. on	August 5, 2014

This Endorsement applies to loss discovered after 12:01 a.m. on June 15, 2014.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: August 11, 2014

ICAP Bond

Form 17-02-5032 (Ed. 11-02)